UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2019

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNO	New York Stock Exchange
Rights to purchase Series D Junior Participating Preferred Stock		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

New Senior Notes

Indenture and Notes

On June 12, 2019, CNO Financial Group, Inc. (the "Company") executed the Indenture, dated as of June 12, 2019 (the “Base Indenture”) and the First Supplemental Indenture, dated as of June 12, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”) pursuant to which the Company issued $500 million aggregate principal amount of 5.250% Senior Notes due 2029 (the “Notes”).

The Notes will mature on May 30, 2029 and interest on the Notes will be payable at 5.250% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on May 30 and November 30 of each year, commencing on November 30, 2019.

The Notes are the Company’s senior unsecured obligations and rank equally with the Company’s other senior unsecured and unsubordinated debt from time to time outstanding. The Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.

Prior to February 28, 2029, the Company may redeem some or all of the Notes at any time or from time to time at a “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date. On and after February 28, 2029, the Company may redeem some or all of the Notes at any time or from time to time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. In the event that the Notes receive investment grade credit ratings, this covenant will cease to apply.

The Indenture contains covenants that restrict the Company’s ability, with certain exceptions, to:

•	create liens;

•	issue, sell, transfer or otherwise dispose of any shares of capital stock of any Insurance Subsidiary (as defined in the Indenture); and

•	consolidate or merge with or into other companies or transfer all or substantially all of the Company’s assets.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, failure to pay at maturity or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including any additional interest, on all of the Notes to be due and payable.

The foregoing descriptions of each of the Base Indenture, the Supplemental Indenture and the form of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
4.1	Indenture, dated as of June 12, 2019, between CNO Financial Group, Inc. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of June 12, 2019, between CNO Financial Group, Inc. and U.S. Bank National Association, as trustee, relating to the 5.250% Senior Notes due 2029.
4.3	Form of 5.250% Senior Notes due 2029 (included in Exhibit 4.2).
5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: June 12, 2019
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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